Exhibit 4.2

JEFFERIES FINANCIAL GROUP INC.,

as Issuer,

AND

THE BANK OF NEW YORK MELLON,

as Trustee

SUPPLEMENTAL INDENTURE NO. 6

Dated as of April 28, 2026

THIS SUPPLEMENTAL INDENTURE No. 6 (this “Supplemental Indenture No. 6”), dated as of April 28, 2026, is between JEFFERIES FINANCIAL GROUP INC. (f/k/a Leucadia National Corporation), a New York corporation (the “Company”), and THE BANK OF NEW YORK MELLON, a New York banking corporation, as Trustee (the “Trustee”).

R E C I T A L S

WHEREAS, the Company has heretofore executed and delivered to the Trustee an Indenture dated as of October 18, 2013 between the Company and the Trustee (the “Base Indenture” and, together with this Supplemental Indenture No. 6, the “Indenture”), providing for the issuance from time to time of series of the Company’s Securities;

WHEREAS, Section 9.01(g) of the Base Indenture provides for the Company and the Trustee to enter into an indenture supplemental to the Base Indenture to establish the forms or terms of Securities of any series as permitted by Section 2.02 or Section 3.01 of the Base Indenture;

WHEREAS, pursuant to Section 3.01 of the Base Indenture, the Company wishes to provide for the issuance of a new series of Securities to be known as its 5.125% Senior Notes due 2031 (the “Notes”), the form and terms of such Notes and the terms, provisions and conditions thereof to be set forth as provided in this Supplemental Indenture No. 6; and

WHEREAS, the Company has requested that the Trustee execute and deliver this Supplemental Indenture No. 6 and all requirements necessary to make this Supplemental Indenture No. 6 a valid, binding and enforceable instrument in accordance with its terms, and to make the Notes, when executed by the Company and authenticated and delivered by the Trustee, the valid, binding and enforceable obligations of the Company, have been done and performed, and the execution and delivery of this Supplemental Indenture No. 6 has been duly authorized in all respects;

NOW, THEREFORE, in consideration of the covenants and agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE 1
Definitions

Section 1.01        Relation to Base Indenture. This Supplemental Indenture No. 6 constitutes an integral part of the Base Indenture.

Section 1.02        Definition Of Terms. For all purposes of this Supplemental Indenture No. 6:

(a)          Capitalized terms used herein without definition shall have the meanings set forth in the Base Indenture;

(b)          a term defined anywhere in this Supplemental Indenture No. 6 has the same meaning throughout;

(c)          the singular includes the plural and vice versa;

(d)          headings are for convenience of reference only and do not affect interpretation;

(e)          the following terms have the meanings given to them in this Section 1.02(e):

“Applicable Procedures” of a Depositary means, with respect to any matter at any time, the policies and procedures of such Depositary, if any, that are applicable to such matter at such time.

“Authorized Officers” shall have the meaning set forth in Section 9.03.

“Change in Tax Law” shall mean any change in or amendment to the laws, treaties, regulations or rulings of the United States or any political subdivision or taxing authority thereof, or any proposed change in the laws, treaties, regulations or rulings, or any change in the official application, enforcement or interpretation of the laws, treaties, regulations or rulings (including a holding by a court of competent jurisdiction in the United States) or any other action (other than an action predicated on law generally known on or before April 23, 2026 except for proposals before the Congress prior to that date) taken by any taxing authority or a court of competent jurisdiction in the United States, or the official proposal of the action, whether or not the action or proposal was taken or made with respect to the Company.

“Code” shall have the meaning set forth in Section 5.01(a)(vii).

“DTC” shall have the meaning set forth in Section 2.04.

“Electronic Means” shall have the meaning set forth in Section 9.03.

“FATCA” shall have the meaning set forth in Section 5.01(a)(ix).

“Global Note” shall have the meaning set forth in Section 2.04.

“Instructions” shall have the meaning set forth in Section 9.03.

“Interest Payment Date” shall have the meaning set forth in Section 2.05(b).

“Interest Period” shall have the meaning set forth in Section 2.05(a).

“Lien” shall mean any mortgage, lien, pledge, charge, security interest, or other encumbrance of any kind, whether or not filed, recorded or otherwise perfected under applicable law.

“Make-Whole Redemption Price” shall have the meaning set forth in Section 3.01(a).

“Material Subsidiary” shall mean any Subsidiary of the Company or any of its subsidiaries if the Company or any Subsidiary’s investment in such Subsidiary at the date of determination thereof, represent 5% or more of the Company’s consolidated net worth as of such date.

“Maturity Date” shall have the meaning set forth in Section 2.02.

“New York Business Day” means any day other than a Saturday or Sunday that is neither a legal holiday nor a day on which banking institutions are authorized or required by law, regulation, or executive order to be closed in New York, New York.

“Optional Redemption Price” shall have the meaning set forth in Section 3.01(c).

“Par Call Date” shall have the meaning set forth in Section 3.01(a).

“Par Redemption Price” shall have the meaning set forth in Section 3.01(b).

“Permitted Liens” means (a) liens in favor of the Company; (b) Liens on any Voting Stock of any corporation existing at the time such corporation becomes a Material Subsidiary of the Company (and any extension, renewals or replacements thereof); (c) Liens to secure the performance of statutory obligations, surety or appeal bonds, performance bonds or other Obligations of a like nature incurred in the ordinary course of business; (d) mechanics’, materialmen’s, workmen’s, repairmen’s, warehousemen’s and carrier’s liens arising in the ordinary course of business; (e) easements, rights of way and other similar restrictions that do not materially adversely affect the use and enjoyment of the property subject thereto or affected thereby; and (f) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded, provided, that any reserve or appropriate provision as shall be required in conformity with generally accepted accounting principles shall have been made therefor.

“Person” shall mean any individual, corporation, partnership, joint venture, trust, unincorporated organization or government or any agency or political subdivision thereof.

“Record Date” shall mean, the immediately preceding April 13, whether or not a New York Business Day, with respect to the Interest Payment Dates occurring on April 28 of each year, and the immediately preceding October 13, whether or not a New York Business Day, with respect to the Interest Payment Dates occurring on October 28 of each year.

“Redemption Date” shall mean, with respect to any redemption of Notes, the date fixed for such redemption pursuant to the Indenture and such Notes.

“Subsidiary” shall mean (1) any Person a majority of the combined Voting Power of the total outstanding ownership interests in which is, at the time of determination, beneficially owned or held, directly or indirectly, by the Company or one or more Subsidiaries and (2) any partnership, joint venture or limited liability company of which (x) more than 50% of the capital accounts, distribution rights, total equity and voting interest or general and limited partnership interest, as applicable, are owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof, whether in the form of membership, general, special or limited partnership interests or otherwise, and (y) such Person or any other Subsidiary of such Person is a controlling general partner or otherwise controls such entity.

“Tax Redemption Price” shall have the meaning set forth in Section 3.01(c).

“Treasury Rate” shall mean, with respect to any Redemption Date, the yield determined by the Company in accordance with the following two paragraphs:

The Treasury Rate shall be determined by the Company after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted daily by the Board of Governors of the Federal Reserve System), on the third New York Business Day preceding the Redemption Date based upon the yield or yields for the most recent day that appear after such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily) - H.15” (or any successor designation or publication) (“H.15”) under the caption “U.S. government securities–Treasury constant maturities–Nominal” (or any successor caption or heading). In determining the Treasury Rate, the Company shall select, as applicable: (1) the yield for the Treasury constant maturity on H.15 exactly equal to the period from the Redemption Date to the Par Call Date (the “Remaining Life”); or (2) if there is no such Treasury constant maturity on H.15 exactly equal to the Remaining Life, the two yields – one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than the Remaining Life – and shall interpolate to the Par Call Date on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or (3) if there is no such Treasury constant maturity on H.15 shorter than or longer than the Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the Remaining Life. For purposes of this paragraph, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a Maturity Date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the Redemption Date.

If on the third New York Business Day preceding the Redemption Date H.15 or any successor designation or publication is no longer published, the Company shall calculate the Treasury Rate based on the rate per annum equal to the semi-annual equivalent yield to maturity at 11:00 a.m., New York City time, on the second New York Business Day preceding such Redemption Date of the United States Treasury security maturing on, or with a maturity that is closest to, the Par Call Date, as applicable. If there is no United States Treasury security maturing on the Par Call Date but there are two or more United States Treasury securities with a Maturity Date equally distant from the Par Call Date, one with a Maturity Date preceding the Par Call Date and one with a Maturity Date following the Par Call Date, the Company shall select the United States Treasury security with a Maturity Date preceding the Par Call Date. If there are two or more United States Treasury securities maturing on the Par Call Date or two or more United States Treasury securities meeting the criteria of the preceding sentence, the Company shall select from among these two or more United States Treasury securities the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United States Treasury securities at 11:00 a.m., New York City time. In determining the Treasury Rate in accordance with the terms of this paragraph, the semi-annual yield to maturity of the applicable United States Treasury security shall be based upon the average of the bid and asked prices (expressed as a percentage of principal amount) at 11:00 a.m., New York City time, of such United States Treasury security, and rounded to three decimal places.

“United States Alien Holder” shall mean any corporation, partnership, individual or fiduciary that is, for United States federal income tax purposes, a foreign corporation, a nonresident alien individual, a nonresident fiduciary of a foreign estate or trust, or a foreign partnership one or more of the members of which is, for United States federal income tax purpose, a foreign corporation, a nonresident alien individual or a nonresident fiduciary of a foreign estate or trust.

“Voting Power” shall mean power to vote in an ordinary election of directors (or, in the case of a Person that is not a corporation, ordinarily to appoint or approve the appointment of Persons holding similar positions), whether at all times or only as long as no senior class of ownership interests has such voting power by reason of any contingency.

“Voting Stock” shall mean any class of ownership interests pursuant to which the holders thereof have Voting Power.

The terms “Company,” “Trustee,” “Indenture,” “Base Indenture,” and “Notes” shall have the respective meanings set forth in the recitals to this Supplemental Indenture No. 6 and the paragraph preceding such recitals.

ARTICLE 2
General Terms And Conditions Of The Notes

Section 2.01      Designation and Principal Amount. The Notes may be issued from time to time upon receipt by the Trustee of an Authentication Order pursuant to Section 3.03 of the Base Indenture. There is hereby authorized a series of Securities designated as the 5.125% Senior Notes due 2031 limited in aggregate principal amount to U.S. $1,100,000,000 (except for Notes authenticated and delivered in accordance with Section 3.01 of the Base Indenture and upon registration of transfer of, or in exchange for, or in lieu of, other Notes pursuant to Sections 3.04, 3.05, 3.06, 9.06 or 11.06 of the Base Indenture).

Section 2.02        Maturity. The date upon which the Notes shall become due and payable at final maturity, together with any accrued and unpaid interest, is April 28, 2031 (the “Maturity Date”).

Section 2.03      Form, Payment and Appointment. Except as provided in Section 2.04 below, the Notes shall be issued in fully registered, certificated form. Principal of and interest on the Notes will be payable, the transfer of such Notes will be registrable, at the office or agency of the Company maintained for such purpose in the Borough of Manhattan, The City of New York, which shall initially be the Corporate Trust Office of the Trustee in the Borough of Manhattan, The City of New York. Payment of interest may be made at the option of the Company by check mailed to the Person entitled thereto at such address as shall appear in the Security Register or by wire transfer to an account appropriately designated by the Person entitled to payment; provided, that if the Notes are represented by one or more Global Notes (as defined in Section 2.04), payment may be made pursuant to the Applicable Procedures of the Depositary as permitted by the Indenture; provided, further, that the Paying Agent shall have received written notice of such account designation at least five New York Business Days prior to the date of such payment.

No service charge shall be made for any registration of transfer or exchange of the Notes, but the Company may require payment from the holder of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith.

The Security Registrar and Paying Agent for the Notes shall initially be the Trustee.

The Notes shall be issuable in denominations of U.S. $2,000 and integral multiples of U.S. $1,000 in excess thereof.

The Specified Currency of the Notes shall be U.S. Dollars.

Section 2.04       Global Note. The Notes shall be issued initially in the form of a permanent global security in registered form (a “Global Note”), deposited with The Depository Trust Company (“DTC”) or such other Depositary as any officer of the Company may from time to time designate. Unless and until such Global Note is exchanged for Notes in certificated form, such Global Note may be transferred, in whole but not in part, and any payments on the Notes shall be made, only to the Depositary or a nominee of the Depositary, or to a successor Depositary selected or approved by the Company or to a nominee of such successor Depositary. Notice pursuant to Section 1.06 of the Base Indenture shall be considered sufficiently given if given to the Depositary for such security (or its designee), pursuant to Applicable Procedures, not later than the latest date (if any), and not earlier than the earliest date (if any), prescribed for the giving of such notice.

Section 2.05       Interest. (a) Interest payable on any Interest Payment Date, the Maturity Date or, if applicable, the Redemption Date, with respect to the Notes shall be the amount of interest accrued from, and including, the immediately preceding Interest Payment Date in respect of which interest has been paid or duly provided for (or from and including the original issue date of April 28, 2026, if no interest has been paid or duly provided for with respect to the Notes) to, but excluding, such Interest Payment Date, Maturity Date or, if applicable, Redemption Date, as the case may be (each, an “Interest Period”).

(b)         The Notes will bear interest at the rate of 5.125% per year from the original issue date thereof to the Maturity Date. Interest on the Notes shall be payable semi-annually in arrears on April 28 and October 28 of each year (each, an “Interest Payment Date”), commencing October 28, 2026, to the Persons in whose names the relevant Notes are registered at the close of business on the Record Date for such Interest Payment Date.

(c)       The amount of interest payable for any full semi-annual Interest Period will be computed on the basis of a 360-day year consisting of twelve 30- day months. The amount of interest payable for any period shorter than a full semi-annual Interest Period for which interest is computed will be computed on the basis of a 30-day month and, for any period less than a month, on the basis of the actual number of days elapsed per 30-day month. In the event that any scheduled Interest Payment Date for the Notes falls on a day that is not a New York Business Day, then payment of interest payable on such Interest Payment Date will be postponed to the next succeeding day which is a New York Business Day (and no interest on such payment will accrue for the period from and after such scheduled Interest Payment Date).

(d)         In the event that the Maturity Date or a Redemption Date for any Note falls on a day that is not a New York Business Day, then the related payments of principal, premium, if any, and interest may be made on the next succeeding day that is a New York Business Day (and no additional interest will accumulate on the amount payable for the period from and after the Maturity Date or a Redemption Date, as the case may be).

Section 2.06        No Sinking Fund. The Notes are not entitled to the benefit of any sinking fund.

ARTICLE 3
Redemption of the Notes

Section 3.01       Optional Redemption by Company. (a) Prior to March 28, 2031 (the “Par Call Date”), the Company may redeem the Notes at its option, in whole or in part, at any time from time to time, at a redemption price, expressed as a percentage of principal amount and rounded to three decimal places, (the “Make-Whole Redemption Price”)  equal to the greater of:

(i)          (a) the sum of the present values of the remaining scheduled payments of principal of and interest thereon discounted to the Redemption Date (assuming the Notes matured on the Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 20 basis points less (b) interest accrued to the Redemption Date, and

(ii)         100% of the principal amount of the Notes to be redeemed,

plus, in either case, accrued and unpaid interest thereon to the Redemption Date.

With respect to any redemption occurring prior to the Par Call Date, the Company shall give the Trustee notice of the Make-Whole Redemption Price promptly after the calculation thereof and the Trustee shall have no responsibility for such calculation.

(b)         On or after the Par Call Date, the Notes will be redeemable, in whole at any time or in part from time to time, at the Company’s option at a redemption price (the “Par Redemption Price”) equal to 100% of the principal amount of the Notes to be redeemed; plus, accrued and unpaid interest thereon to the Redemption Date.

(c)         The Company may redeem the Notes in whole, but not in part, on not more than 60 days’ and not less than 30 days’ notice, at a redemption price (the “Tax Redemption Price” and, together with the Make-Whole Redemption Price and the Par Redemption Price, each an “Optional Redemption Price”) equal to 100% of their principal amount, plus all accrued but unpaid interest through the Redemption Date if the Company determines that as a result of a Change in Tax Law:

(i)          the Company has or will become obligated to pay additional amounts as described in Article 5 below; or

(ii)       there is a substantial possibility that the Company will be required to pay such additional amounts as described in Article 5 below.

(d)         Notwithstanding the foregoing, installments of interest on Notes that are due and payable on Interest Payment Dates falling on or prior to a Redemption Date will be payable on the Interest Payment Date to the registered holders as of the close of business on the relevant Record Date according to the Notes and the Indenture.

(e)          On and after a Redemption Date, interest will cease to accrue on the Notes called for redemption or any portion of the Notes or portions thereof called for redemption (unless the Company defaults in the payment of the Optional Redemption Price and accrued and unpaid interest). On or before the Redemption Date, the Company shall deposit with the Trustee money sufficient to pay the Optional Redemption Price of and (unless the Redemption Date shall be an Interest Payment Date) accrued and unpaid interest to the Redemption Date on the Notes to be redeemed on such date.

(f)          In the case of a partial redemption, selection of the Notes for redemption will be made by the Trustee by lot, provided, that the Notes represented by Global Notes will be selected in accordance with the procedures of DTC or another depositary. No Notes of a principal amount of $2,000 or less will be redeemed in part. If any Note is to be redeemed in part only, the notice of redemption that relates to the Note will state the portion of the principal amount of the Note to be redeemed. For so long as the Notes are held by DTC, Euroclear, Clearstream (or another depositary), the redemption of the Notes shall be done in accordance with the policies and procedures of the depositary.

(g)         The Company’s actions and determinations in determining the Optional Redemption Price shall be conclusive and binding for all purposes, absent manifest error.

(h)          The Company will send notice of any redemption by mail or electronically delivered (or otherwise transmit in accordance with the Depositary’s procedures) at least 10 days (or, in the case of a redemption as set forth in Section 3.01(c) above, at least 30 days) but not more than 60 days before the Redemption Date to each holder of the Notes to be redeemed.

(i)          The Trustee shall have no responsibility with respect to the determination of the Optional Redemption Price.

Section 3.02      No Other Redemption. Except as set forth in Section 3.01, the Notes shall not be redeemable by the Company prior to the Maturity Date. The provisions of this Article 3 shall supersede any conflicting provisions contained in Article 11 of the Base Indenture.

ARTICLE 4
Covenants

In addition to the covenants set forth in the Base Indenture, the Company agrees solely for the benefit of the Holders of the Notes that:

Section 4.01       Limitations on Liens. The Company shall not, and shall not permit any of its Material Subsidiaries to, incur, issue, assume or guarantee any indebtedness for borrowed money if such indebtedness is secured by a Lien (other than Permitted Liens) on, or security interest in, any Voting Stock of any Material Subsidiary, without effectively providing that each series of senior debt securities and, at the Company’s option, any other indebtedness of the Company ranking equally and ratably with such indebtedness, shall be secured equally and ratably with (or prior to) such secured indebtedness.

ARTICLE 5
Payment of Additional Amounts

Section 5.01      (a) The Company shall pay to the holder of such Notes that are beneficially owned by a United States Alien Holder such additional amounts, as may be necessary, so that every net payment of principal of and interest of such Notes, after deduction or withholding for or on account of any present or future tax, assessment or other governmental charge imposed upon or as a result of such payment by the United States or any taxing authority thereof or therein, shall not be less than the amount provided in such Notes to be then due and payable. The Company shall not be required, however, to make any payment of additional amounts for or on account of:

(i)        any tax, assessment or other governmental charge that would not have been imposed but for the existence of any present or former connection between such holder or beneficial owner of such Note (or between a fiduciary, settlor, beneficiary of, member or shareholder of, or possessor of a power over, such holder or beneficial owner, if such holder or beneficial owner is an estate, trust, partnership or corporation) and the United States, including, without limitation, such holder or beneficial owner (or such fiduciary, settlor, beneficiary, member, shareholder or possessor), being or having been a citizen or resident or treated as a resident of the United States or being or having been engaged in trade or business or present in the United States or having or having had a permanent establishment in the United States;

(ii)        any tax, assessment or other governmental charge that would not have been imposed but for the presentation by the holder of the Note for payment on a date more than 10 days after the date on which such payment became due and payable or the date on which payment thereof is duly provided for, whichever occurs later;

(iii)       any estate, inheritance, gift, sales, transfer, excise, personal property or similar tax, assessment or other governmental charge;

(iv)       any tax, assessment or other governmental charge imposed by reason of such holder’s or beneficial owner’s past or present status as a passive foreign investment company (including a qualified electing fund), a controlled foreign corporation, a personal holding company or a foreign personal holding company with respect to the United States;

(v)        any tax, assessment or other governmental charge which is payable otherwise than by withholding from payment of principal of, or interest on, such Note;

(vi)        any tax, assessment or other governmental charge required to be withheld by any paying agent from any payment of principal of, or interest on, any such Note if such payment can be made without withholding by any other paying agent;

(vii)      any tax, assessment or other governmental charge that is imposed by reason of a holder’s or beneficial owner’s present or former status as (i) the actual or constructive owner of 10% or more of the total combined Voting Power of the Company’s stock, as determined for purposes of Section 871(h)(3)(B) of the Internal Revenue Code of 1986, as amended (the “Code”), (or any successor provision) or (ii) a controlled foreign corporation that is related to the Company, as determined for purposes of Section 881(c)(3)(C) of the Code (or any successor provision);

(viii)      any tax, assessment or other governmental charge that would not have been imposed or withheld but for the failure of the holder or any other person to comply with certification, identification or information reporting requirements under U.S. income tax laws, including any tax treaty, with respect to the payment, concerning the nationality, residence, identity or connection with the United States, of the holder or beneficial owner of such Note, if such compliance is required by U.S. income tax laws, including any tax treaty, as a precondition to relief or exemption from such tax, assessment or governmental charge;

(ix)        any tax, assessment or other governmental charge imposed or required pursuant to Sections 1471 through 1474 of the Code and the U.S. Treasury Regulations promulgated thereunder (commonly referred to as “FATCA”), or imposed under any substantially similar successor legislation, any current or future regulations or official interpretations thereof, any agreement entered into pursuant to Section 1471(b) of the Code, or any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement entered into in connection therewith;

(x)        any tax, assessment or other governmental charge imposed solely because the holder or the beneficial owner of such Note (i) is a bank purchasing such Note in the ordinary course of its lending business or (ii) is a bank that is neither (a) buying such Note for investment purposes nor (b) buying such debt security for resale to a third party that either is not a bank or holding such debt security for investment purposes only;

(xi)        any tax, assessment or other governmental charge imposed in whole or in part by reason of such holder’s or beneficial owner’s past or present status as a corporation that accumulates earnings to avoid U.S. federal income tax or as a private foundation, a foreign private foundation or other tax-exempt organization; or

(xii)       any combinations of items identified in the bullet points above.

Section 5.02       In addition, the Company shall not be required to pay any additional amounts to any holder that is a fiduciary or partnership or other than the sole beneficial owner of such Note to the extent that a beneficiary or settlor with respect to such fiduciary, or a member of such partnership or a beneficial owner thereof would not have been entitled to the payment of such additional amounts had such beneficiary, settlor, member or beneficial owner been the holder of the Note. In addition, if withholding of tax is required on Notes linked to U.S. equities or equity indices under Treasury regulations promulgated under Section 871(m) of the Code, the Company shall not be required to pay any additional amounts with respect to amounts withheld.

ARTICLE 6
Form of Notes

Section 6.01       Form of Notes. The Notes and the Trustee’s Certificate of Authentication to be endorsed thereon are to be substantially in the forms attached as Exhibit A hereto, with such changes therein as the officers of the Company executing the Notes (by manual or facsimile signature) may approve, such approval to be conclusively evidenced by their execution thereof.

ARTICLE 7
Original Issue of Notes

Section 7.01       Original Issue of Notes. Notes having an aggregate principal amount of U.S. $1,100,000,000 (subject to Sections 3.01, 3.04, 3.05, 3.06, 9.06 and 11.06 of the Base Indenture) may from time to time, upon execution of this Supplemental Indenture No. 6, be executed by the Company and delivered to the Trustee for authentication, and the Trustee shall thereupon authenticate and deliver said Notes to or upon the written order of the Company pursuant to Section 3.03 of the Base Indenture without any further action by the Company (other than as required by the Base Indenture). Notwithstanding the last paragraph of Section 3.03 of the Base Indenture, the certificate of authentication on the Notes may be executed by the manual or electronic signature of an authorized signatory of the Trustee.

ARTICLE 8
Supplemental Indentures

Section 8.01        Supplemental Indentures with Consent of holders of Notes. As set forth in Section 9.02 of the Base Indenture, with the consent of the holders of not less than a majority in principal amount of the Outstanding Securities of each series affected by such supplemental indenture, the Company and the Trustee may from time to time and at any time enter into an indenture or indentures supplemental to the Base Indenture for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Base Indenture or this Supplemental Indenture No. 6 or of modifying in any manner the rights of the holders of the Securities of each such series under the Base Indenture.

ARTICLE 9
Miscellaneous

Section 9.01       Ratification of Indenture. The Base Indenture, as supplemented by this Supplemental Indenture No. 6, is in all respects ratified and confirmed, and this Supplemental Indenture No. 6 shall be deemed part of the Base Indenture in the manner and to the extent herein and therein provided. All provisions included in this Supplemental Indenture No. 6 supersede any conflicting provisions included in the Base Indenture unless not permitted by law.

Section 9.02       Trustee Not Responsible for Recitals. The recitals contained herein shall be taken as statements of the Company and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Supplemental Indenture No. 6. The Trustee shall not be accountable for the use or application by the Company of the Notes or the proceeds thereof.

Section 9.03        Notices to Trustee.   For purposes of this Supplemental Indenture and the Notes, the last paragraph of Section 1.05 of the Base Indenture is hereby replaced with the following:

“The Trustee shall have the right to accept and act upon instructions, including funds transfer instructions (“Instructions”) given pursuant to this Supplemental Indenture and delivered using Electronic Means; provided, however, that the Company shall provide to the Trustee an incumbency certificate listing officers with the authority to provide such Instructions (“Authorized Officers”) and containing specimen signatures of such Authorized Officers, which incumbency certificate shall be amended by the Company whenever a person is to be added or deleted from the listing.  If the Company elects to give the Trustee Instructions using Electronic Means and the Trustee in its discretion elects to act upon such Instructions, the Trustee’s understanding of such Instructions shall be deemed controlling.  The Company understands and agrees that the Trustee cannot determine the identity of the actual sender of such Instructions and that the Trustee shall conclusively presume that directions that purport to have been sent by an Authorized Officer listed on the incumbency certificate provided to the Trustee have been sent by such Authorized Officer. The Company shall be responsible for ensuring that only Authorized Officers transmit such Instructions to the Trustee and that the Company and all Authorized Officers are solely responsible to safeguard the use and confidentiality of applicable user and authorization codes, passwords and/or authentication keys upon receipt by the Company.  The Trustee shall not be liable for any losses, costs or expenses arising directly or indirectly from the Trustee’s reliance upon and compliance with such Instructions notwithstanding such directions conflict or are inconsistent with a subsequent written instruction, except for instances of gross negligence or willful misconduct. The Company agrees: (i) to assume all risks arising out of the use of Electronic Means to submit Instructions to the Trustee, including without limitation the risk of the Trustee acting on unauthorized Instructions, and the risk of interception and misuse by third parties; (ii) that it is fully informed of the protections and risks associated with the various methods of transmitting Instructions to the Trustee and that there may be more secure methods of transmitting Instructions than the method(s) selected by the Company; (iii) that the security procedures (if any) to be followed in connection with its transmission of Instructions provide to it a commercially reasonable degree of protection in light of its particular needs and circumstances; and (iv) to notify the Trustee immediately upon learning of any compromise or unauthorized use of the security procedures.

“Electronic Means” shall mean the following communications methods: e-mail, secure electronic transmission containing applicable authorization codes, passwords and/or authentication keys issued by the Trustee, or another method or system specified by the Trustee as available for use in connection with its services hereunder.

Section 9.04     Governing Law. THIS SUPPLEMENTAL INDENTURE NO. 6 AND EACH NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

Section 9.05      Separability Clause. In case any provision in this Supplemental Indenture No. 6 or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 9.06      Counterparts. This Supplemental Indenture No. 6 may be executed in any number of counterparts each of which, when so executed, shall be deemed to be an original, but all of which shall together constitute but one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture No. 6 to be duly executed, as of the day and year first written above.

JEFFERIES FINANCIAL GROUP INC.

as Issuer

By:	/s/ Matthew Larson
Name: Matthew Larson
Title: Chief Financial Officer

THE BANK OF NEW YORK MELLON

as Trustee

By:	/s/ April Bradley
Name: April Bradley
Title: as Agent

[Signature Page to Supplemental Indenture No. 6]

EXHIBIT A

[IF THIS NOTE IS TO BE A GLOBAL NOTE, INSERT:]

THIS SECURITY IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS SECURITY MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A SECURITY REGISTERED, AND NO TRANSFER OF THIS SECURITY IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN SUCH DEPOSITARY OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE 2013 INDENTURE.
UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO JEFFERIES FINANCIAL GROUP INC. OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.
EACH PURCHASER, INCLUDING ANY FIDUCIARY PURCHASING ON BEHALF OF THE PURCHASER, TRANSFEREE OR HOLDER OF THIS SECURITY WILL BE DEEMED TO HAVE REPRESENTED, IN ITS CORPORATE AND ITS FIDUCIARY CAPACITY, BY ITS PURCHASE AND HOLDING OF THIS SECURITY THAT EITHER: (A) IT IS NOT AN “EMPLOYEE BENEFIT PLAN” SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), A “PLAN” SUBJECT TO SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”) OR AN ENTITY WHOSE ASSETS ARE DEEMED THE “PLAN ASSETS” OF SUCH EMPLOYEE BENEFIT PLAN OR PLAN UNDER 29 C.F.R. SECTION 2510.3-101 AS AMENDED BY SECTION 3(42) OF ERISA OR OTHERWISE (COLLECTIVELY A “PLAN”), AND IS NOT PURCHASING THIS SECURITY ON BEHALF OF OR WITH “PLAN ASSETS” OF ANY PLAN, OR WITH ANY ASSETS OF A GOVERNMENTAL, NON-U.S. OR CHURCH PLAN THAT IS SUBJECT TO ANY FEDERAL, STATE, LOCAL OR NON-U.S. LAW THAT IS SUBSTANTIALLY SIMILAR TO THE PROVISIONS OF SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE (“SIMILAR LAW”) OR (B) ITS PURCHASE, HOLDING AND DISPOSITION ARE ELIGIBLE FOR EXEMPTIVE RELIEF OR SUCH PURCHASE, HOLDING AND DISPOSITION ARE NOT PROHIBITED BY ERISA OR SECTION 4975 OF THE CODE OR ANY SIMILAR LAW.
THIS SECURITY IS NOT A BANK DEPOSIT AND IS NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY, NOR IS IT AN OBLIGATION OF, OR GUARANTEED BY, A BANK.

JEFFERIES FINANCIAL GROUP INC.
5.125% SENIOR NOTES DUE 2031
CUSIP Number:          47233W MK2
No. []	$[]

Jefferies Financial Group Inc., a New York corporation (herein called the “Company”, which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to _______, or registered assigns, the principal sum of $_______ on April 28, 2031 and to pay interest thereon from April 28, 2026 or from the most recent Interest Payment Date to which interest has been paid or made available for payment, semi-annually in arrears on April 28 and October 28 in each year, commencing October 28, 2026, and at the Maturity thereof, at the rate of 5.125% per annum, on the basis of a 360-day year consisting of twelve 30-day months, until the principal hereof is paid or made available for payment. The amount of interest payable for any period shorter than a full semi-annual Interest Period for which interest is computed will be computed on the basis of a 30-day month and, for any period less than a month, on the basis of the actual number of days elapsed per 30-day month. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the person in whose name the relevant Securities, or any predecessor Securities, are registered at the close of business on the Record Date for such Interest Payment Date. Any such interest so payable, but not punctually paid or duly provided for on any Interest Payment Date will forthwith cease to be payable to the registered Holder on such Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities of this series not less than 10 days prior to such Special Record Date, or be paid in any other lawful manner not inconsistent with the requirements of any securities exchange on which these Securities may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.
Payment of the principal of (and premium, if any) and any such interest on this Security will be made at the office or agency of the Company maintained for that purpose in The City of New York, which shall initially be the office or agency of the Trustee located therein, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts, against surrender of this Security in the case of any payment due at the Maturity of the principal thereof (other than any payment of interest that first becomes payable on a day other than an Interest Payment Date); provided, however, that payment of interest may be made at the option of the Company by check mailed to the address of the Person entitled thereto at such address as shall appear in the Security Register; and provided, further, that if this Security is a Global Note, payment may be made pursuant to the Applicable Procedures of the Depositary as permitted in said Indenture.
Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.
Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual or electronic signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

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IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.
Dated: April 28, 2026

JEFFERIES FINANCIAL GROUP INC.

By:
Name:	Michael J. Sharp
Title:	Executive Vice President and General Counsel

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TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the series designated herein and referred to in the Indenture.
Dated: April 28, 2026

THE BANK OF NEW YORK MELLON,
as Trustee

By:
Authorized Signatory

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Reverse of Note

This Security is one of a duly authorized issue of securities of the Company (herein called the “Securities”), issued and to be issued in one or more series under an Indenture (the “Base Indenture”), dated as of October 18, 2013, between the Company and The Bank of New York Mellon, as Trustee (herein called the “Trustee”, which term includes any successor trustee), as amended and supplemented by Supplemental Indenture No. 6, dated as of April 28, 2026, between the Company and the Trustee (“Supplemental Indenture No. 6” and together with the Base Indenture, the “Indenture”), to which Indenture reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of the series designated on the face hereof, initially limited in aggregate principal amount to $1,100,000,000. The Securities of this series are not entitled to the benefit of any sinking fund.
Prior to March 28, 2031 (the “Par Call Date”) the Company may redeem the Securities at its option, in whole or in part, at any time from time to time, at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of:
(i)
(a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the Redemption Date (assuming the Securities matured on the Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined below) plus 20 basis points less (b) interest accrued to the Redemption Date, and

(ii)	100% of the principal amount of the Securities to be redeemed, plus, in either case, accrued and unpaid interest thereon to the Redemption Date.
On or after the Par Call Date, the Company may redeem the Securities, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the Securities to be redeemed, plus accrued and unpaid interest thereon to the Redemption Date.

“Treasury Rate” means, with respect to any Redemption Date, the yield determined by the Company in accordance with the following two paragraphs:
The Treasury Rate shall be determined by the Company after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted daily by the Board of Governors of the Federal Reserve System), on the third business day preceding the Redemption Date based upon the yield or yields for the most recent day that appear after such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily) - H.15” (or any successor designation or publication) (“H.15”) under the caption “U.S. government securities–Treasury constant maturities–Nominal” (or any successor caption or heading). In determining the Treasury Rate, the Company shall select, as applicable: (1) the yield for the Treasury constant maturity on H.15 exactly equal to the period from the Redemption Date to the Par Call Date (the “Remaining Life”); or (2) if there is no such Treasury constant maturity on H.15 exactly equal to the Remaining Life, the two yields – one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than the Remaining Life – and shall interpolate to the Par Call Date on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or (3) if there is no such Treasury constant maturity on H.15 shorter than or longer than the Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the Remaining Life. For purposes of this paragraph, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the Redemption Date.

If on the third business day preceding the Redemption Date H.15 or any successor designation or publication is no longer published, the Company shall calculate the Treasury Rate based on the rate per annum equal to the semi-annual equivalent yield to maturity at 11:00 a.m., New York City time, on the second business day preceding such Redemption Date of the United States Treasury security maturing on, or with a maturity that is closest to, the Par Call Date, as applicable. If there is no United States Treasury security maturing on the Par Call Date but there are two or more United States Treasury securities with a maturity date equally distant from the Par Call Date, one with a maturity date preceding the Par Call Date and one with a maturity date following the Par Call Date, the Company shall select the United States Treasury security with a maturity date preceding the Par Call Date. If there are two or more United States Treasury securities maturing on the Par Call Date or two or more United States Treasury securities meeting the criteria of the preceding sentence, the Company shall select from among these two or more United States Treasury securities the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United States Treasury securities at 11:00 a.m., New York City time. In determining the Treasury Rate in accordance with the terms of this paragraph, the semi-annual yield to maturity of the applicable United States Treasury security shall be based upon the average of the bid and asked prices (expressed as a percentage of principal amount) at 11:00 a.m., New York City time, of such United States Treasury security, and rounded to three decimal places.
The Company may redeem the Securities in whole, but not in part, on not more than 60 days’ and not less than 30 days’ notice, at a redemption price equal to 100% of their principal amount, plus all accrued but unpaid interest through the Redemption Date if the Company determines that as a result of a Change in Tax Law (as defined below):
(1)         the Company has or will become obligated to pay additional amounts as described below; or
(2)         there is a substantial possibility that the Company will be required to pay such additional amounts.
A “Change in Tax Law” that would trigger the provisions of the preceding paragraph is any change in or amendment to the laws, treaties, regulations or rulings of the United States or any political subdivision or taxing authority thereof, or any proposed change in the laws, treaties, regulations or rulings, or any change in the official application, enforcement or interpretation of the laws, treaties, regulations or rulings (including a holding by a court of competent jurisdiction in the United States) or any other action (other than an action predicated on law generally known on or before April 23, 2026 except for proposals before the Congress prior to that date) taken by any taxing authority or a court of competent jurisdiction in the United States, or the official proposal of the action, whether or not the action or proposal was taken or made with respect to the Company.

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Notwithstanding the foregoing, installments of interest on Securities of this series that are due and payable on Interest Payment Dates falling on or prior to a Redemption Date will be payable on the Interest Payment Date to the registered Holders as of the close of business on the relevant Record Date according to the Securities and the Indenture.
The Company’s actions and determinations in determining the redemption price shall be conclusive and binding for all purposes, absent manifest error.
Notice of any redemption will be mailed or electronically delivered (or otherwise transmitted in accordance with the depositary’s procedures) at least 10 days (or, in the case of a redemption upon a tax event, at least 30 days) but not more than 60 days before the Redemption Date to each Holder of the Securities to be redeemed.
In the case of a partial redemption, selection of the Securities for redemption will be made by the Trustee by lot, provided, that Securities represented by global Securities will be selected in accordance with the procedures of the Depositary or another Depositary. No Securities of a principal amount of $2,000 or less will be redeemed in part. If any Security is to be redeemed in part only, the notice of redemption that relates to the Security will state the portion of the principal amount of the Security to be redeemed. For so long as the Securities are held by a Depositary, the redemption of the Securities shall be done in accordance with the policies and procedures of the Depositary.
Unless the Company defaults in payment of the applicable redemption price, on and after the Redemption Date, interest will cease to accrue on the Securities or portions thereof called for redemption.
The Trustee shall have no responsibility with respect to the determination of the redemption price.
The Company will pay to any Holder of the Securities that is beneficially owned by a United States Alien Holder (as defined below) such additional amounts as may be necessary so that every net payment of principal of and interest on the Securities, after deduction or withholding for or on account of any present or future tax, assessment or other governmental charge imposed upon or as a result of such payment by the United States or any taxing authority thereof or therein, will not be less than the amount provided in the Securities to be then due and payable. The Company will not be required, however, to make any payment of additional amounts for or on account of:

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(1)        any tax, assessment or other governmental charge that would not have been imposed but for the existence of any present or former connection between such Holder or beneficial owner of such Securities (or between a fiduciary, settlor, beneficiary of, member or shareholder of, or possessor of a power over, such Holder or beneficial owner, if such Holder or beneficial owner is an estate, trust, partnership or corporation) and the United States, including, without limitation, such Holder or beneficial owner (or such fiduciary, settlor, beneficiary, member, shareholder or possessor), being or having been a citizen or resident or treated as a resident of the United States or being or having been engaged in trade or business or present in the United States or having or having had a permanent establishment in the United States;
(2)        any tax, assessment or other governmental charge that would not have been imposed but for the presentation by the Holder of the Securities for payment on a date more than 10 days after the date on which such payment became due and payable or the date on which payment thereof is duly provided for, whichever occurs later;
(3)         any estate, inheritance, gift, sales, transfer, excise, personal property or similar tax, assessment or other governmental charge;
(4)       any tax, assessment or other governmental charge imposed by reason of such Holder’s or beneficial owner’s past or present status as a passive foreign investment company (including a qualified electing fund), a controlled foreign corporation, a personal holding company or foreign personal holding company with respect to the United States;
(5)         any tax, assessment or other governmental charge which is payable otherwise than by withholding from payment of principal of, or interest on, the Securities;
(6)         any tax, assessment or other governmental charge required to be withheld by any paying agent from any payment of principal of, or interest on, the Securities if such payment can be made without withholding by any other paying agent;
(7)        any tax, assessment or other governmental charge that is imposed by reason of a Holder’s or beneficial owner’s present or former status as (i) the actual or constructive owner of 10% or more of the total combined voting power of Jefferies Financial Group Inc. stock, as determined for purposes of Section 871(h)(3)(B) of the Internal Revenue Code of 1986, as amended (the “Code”), (or any successor provision) or (ii) a controlled foreign corporation that is related to the Company, as determined for purposes of Section 881(c)(3)(C) of the Code (or any successor provision);
(8)       any tax, assessment or other governmental charge that would not have been imposed or withheld but for the failure of the Holder or any other person to comply with certification, identification or information reporting requirements under U.S. income tax laws, including any tax treaty, with respect to the payment, concerning the nationality, residence, identity or connection with the United States, of the Holder or beneficial owner of such note, if such compliance is required by U.S. income tax laws, including any tax treaty, as a precondition to relief or exemption from such tax, assessment or governmental charge;
(9)        any tax, assessment or other governmental charge imposed or required pursuant to Sections 1471 through 1474 of the Code and the U.S. Treasury Regulations promulgated thereunder (commonly referred to as “FATCA”), or imposed under any substantially similar successor legislation, any current or future regulations or official interpretations thereof, any agreement entered into pursuant to Section 1471(b) of the Code, or any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement entered into in connection therewith;

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(10)     any tax, assessment or other governmental charge imposed solely because the Holder or the beneficial owner of the Securities (i) is a bank purchasing Securities in the ordinary course of its lending business or (ii) is a bank that is neither (a) buying Securities for investment purposes nor (b) buying Securities for resale to a third party that either is not a bank or holding Securities for investment purposes only;
(11)      any tax, assessment or other governmental charge imposed in whole or in part by reason of such Holder’s or beneficial owner’s past or present status as a corporation that accumulates earnings to avoid U.S. federal income tax or as a private foundation, a foreign private foundation or other tax-exempt organization; or
(12)       any combinations of items identified in clauses (1) through (11) above.
In addition, the Company will not be required to pay any additional amounts to any Holder or beneficial owner that is a fiduciary or partnership or other than the sole beneficial owner of the Securities to the extent that a beneficiary or settlor with respect to such fiduciary, or a member of such partnership or a beneficial owner thereof would not have been entitled to the payment of such additional amounts had such beneficiary, settlor, member or beneficial owner been the holder of the Securities. In addition, if withholding of tax is required on the Securities linked to U.S. equities or equity indices under Treasury regulations promulgated under Section 871(m) of the Code, the Company will not be required to pay any additional amounts with respect to amounts withheld.
The term “United States Alien Holder” means any corporation, partnership, individual or fiduciary that is, for United States federal income tax purposes, a foreign corporation, a nonresident alien individual, a nonresident fiduciary of a foreign estate or trust, or a foreign partnership one or more of the members of which is, for United States federal income tax purpose, a foreign corporation, a nonresident alien individual or a nonresident fiduciary of a foreign estate or trust.
The Indenture contains provisions for defeasance of the obligations of the Company at any time upon compliance by the Company with certain conditions set forth in the Indenture.
If an Event of Default with respect to Securities of this series shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.
The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities at any time by the Company and the Trustee with the consent of the Holders of a majority in principal amount of the Securities of each series affected thereby and at the time Outstanding. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities of a series at the time Outstanding, on behalf of the holders of all Securities of such series, to waive certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange here for or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

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As provided in and subject to the provisions of the Indenture, the Holder of this Security shall not have the right to institute any proceeding with respect to the Indenture, or for the appointment of a receiver or trustee, or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Securities of this series, the Holders of not less than 51% in principal amount of the Securities of this series at the time Outstanding shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee indemnity reasonably satisfactory to it, and the Trustee shall not have received from the Holders of a majority in principal amount of Securities of this series at the time Outstanding a direction inconsistent with such request, and shall have failed to institute any such proceeding, for 60 days after receipt of such notice, request and offer of indemnity. The foregoing shall not apply to any suit instituted by the Holder of this Security for the enforcement of any payment of principal hereof or any premium or interest hereon on or after the respective due dates expressed herein.

If so provided pursuant to the terms of any specific Securities, the above-referenced provisions of the Indenture regarding the ability of Holders to waive certain defaults, or to request the Trustee to institute proceedings (or to give the Trustee other directions) in respect thereof, may be applied differently with regard to such Securities.

No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and any premium and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Company in any place where the principal of and interest on this Security are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities of this series, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

The Securities of this series are issuable only in registered form without coupons in denominations of $2,000 and any integral multiple of $1,000 in excess thereof. As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series of a different authorized denomination, as requested by the Holder surrendering the same.

No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

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Prior to due presentment of this Security for registration of transfer, and except as provided for in the Indenture, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security is overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

This Security is a Global Note and is subject to the provisions of the Indenture relating to Global Notes, including the limitations in Section 3.05 thereof on transfers and exchanges of Global Notes.

This Security and the Indenture shall be governed by and construed in accordance with the laws of the state of New York.

All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

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